UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2018

PROTALEX, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-28385	91-2003490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Columbia Turnpike, Suite 1 Florham Park, NJ 07932	07932
(Address of Principal Executive Offices)	(Zip Code)

(215) 862-9720

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers.

On November 30, 2018, Kirk M. Warshaw, the chief financial officer and a director of Protalex, Inc. (the “Company”), and Marco Elser, a director of the Company, resigned from their respective positions with the Company, effective immediately (the “Resignations”). Neither of their resignations were due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

On November 30, 2018, the Company issued the Open Letter to Stakeholders, attached as Exhibit 99.1 hereto, informing its stakeholders of the Resignations and that it has paused all drug development activities and will be reducing operations to a bare minimum because it has not been able to raise the working capital needed to sustain full operations.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibits
99.1	Open Letter to Stakeholders, dated November 30, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALEX, INC.

Dated: November 30, 2018	By:	/s/ Arnold P. Kling
Arnold P. Kling
President

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